Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 3,298
Domini Social Equity Fund - Class A Shares $ 43
Domini Social Equity Fund - Institutional Shares $ 1,561
Domini Social Equity Fund - Class R Shares $ 989

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.1440
Domini Social Equity Fund - Class A Shares $ 0.2262
Domini Social Equity Fund - Institutional Shares $ 0.2565
Domini Social Equity Fund - Class R Shares $ 0.2487

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 21,610
Domini Social Equity Fund - Class A Shares 199
Domini Social Equity Fund - Institutional Shares 6,332
Domini Social Equity Fund - Class R Shares 3,531

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $26.00
Domini Social Equity Fund - Class A Shares $8.51
Domini Social Equity Fund - Institutional Shares $16.26
Domini Social Equity Fund - Class R Shares $7.91